UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- August 23, 2010
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of shareholders of U.S. Geothermal Inc. (the “Company”) held on August 23, 2010, the shareholders of the Company: (1) elected each of the director nominees set forth below to serve until the next annual meeting of shareholders and until a successor is elected and qualified; and (2) ratified the continued appointment of BehlerMick, P.S. as the Company’s independent auditors for the calendar year ending March 31, 2011. The final voting results of each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting are set forth below.

(1)	To elect the following five directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified:

		Number of Shares
	Voted For	Abstain	Broker Non-Votes
Douglas J. Glaspey	21,685,707	3,036,400	26,371,943
Daniel J. Kunz	23,846,106	876,001	26,371,943
Paul A. Larkin	21,069,101	3,653,006	26,371,943
Leland L. Mink	24,209,494	512,613	26,371,943
John H. Walker	21,880,146	2,841,961	26,371,943

(2)	To ratify the continued appointment of BehlerMick, P.S. as the Company’s independent auditors for the calendar year ending March 31, 2011:

	Voted		Broker Non-
Voted For	Against	Abstain	Votes
49,585,267	1,246,036	262,747	—

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 23, 2010	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer